PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

AN OFFERING STATEMENT PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 22, 2024

FOR

LIVE STREAM TECHNOLOGY SERVICES INC., A DELAWARE CORPORATION

701 Brickell Avenue, Suite 1550

Miami, Florida 33131, United States

(786) 707-3558

ba@buyalerts.com

Securities Offered by the Company:	Up to 25,000,000 shares of Class B Non-Voting Common Stock (hereinafter also referred to as the "Securities" and/or the "Shares")
Price per share of Class B Non-Voting Common Stock:	$3.00
Maximum Amount Offered by the Company:	Up to $75,000,000
Minimum Amount Offered by the Company:	$300,000
Minimum Investment Amount per Investor	$750 (250 Shares)

Live Stream Technology Services Inc. (the "Company" or "BuyAlerts" or the "Issuer") is a Delaware corporation. The Company will be managed by our executive officers (each an "Officer" and collectively, the "Officers"). Edwin Cruz, the CEO and Founder of the Company, is the sole owner of the Class A Voting Common Stock of the Company and will continue to be the controlling shareholder upon completion of the Offering (defined below). As further described in this Offering Circular (the "Offering Circular"), the Company is a software service provider. The Company's software is sold on a subscription basis to assist investors with making real-time decisions regarding their investment portfolios.

The Offering Period will commence upon this Offering Circular being Qualified by the SEC. The Company is offering by means of this Offering Circular a maximum of 25,000,000 shares of its Class B Non-Voting Common Stock ("Class B Non-Voting Common Stock") on a "best efforts" and ongoing basis to investors who meet the Investor Suitability standards as set forth herein (the "Offering").

We anticipate that the Securities will be sold by the Company and our Officers. The Company is not using an underwriter for the sale of Securities. We have retained Dealmaker Securities LLC ("Broker"), a member firm of the Financial Industry Regulatory Authority ("FINRA") to assist with the Offering.

The proceeds of this Offering will not be placed into an escrow account. The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $300,000 (the "Minimum Offering Amount"). At the time the Minimum Offering Amount is met, the Company will accept subscription payments (after confirmation investors meet the applicable suitability and minimum purchase standards), Securities of the Company will be issued, and investors will become Stockholders of the Company. If the Company does not meet the Minimum Offering Amount within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all investors from their investment commitments.

We may close on investments on a monthly "rolling" basis. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Securities for each closing will be issued to Investors within thirty (30) days from the date the Subscription Agreement is accepted by the Company.

The minimum investment amount per investor (each an "Investor" and collectively, the "Investors") is Seven Hundred Fifty Dollars ($750.00), representing Two Hundred Fifty (250) shares at Three Dollars ($3.00) per Share. Investors cannot purchase fractional shares of Class B Non-Voting Common Stock. Investors whose purchase of Class B Non-Voting Common Stock is accepted shall be referred to herein individually as a "Stockholder" or collectively as the "Stockholders". Stockholders of the Company shall be subject to the terms of the Certificate of Incorporation, as amended (collectively, the "Certificate of Incorporation") (see Exhibit 2.1), the Bylaws of the Company (the "Bylaws") (see Exhibit 2.2)(the Certificate of Incorporation and Bylaws, collectively, the "Governing Documents").

The shares of the Company's Class B Non-Voting Common Stock will not initially be listed for trading on a stock exchange or other trading market, and the shares of the Class B Non-Voting Common Stock are subject to certain transfer restrictions. Investing in our shares of Class B Non-Voting Common Stock is speculative and involves substantial risk. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" to read about the more significant risks you should consider before buying our shares of Class B Non-Voting Common Stock.

This Offering is being conducted on a "best-efforts" basis with a minimum offering amount, which means we (and any broker/dealer we engage who is a member of FINRA) will use commercially reasonable best efforts in an attempt to sell the shares of Class B Non-Voting Common Stock. Our Officers will not receive any commission or any other remuneration for these sales. In offering the shares of Class B Non-Voting Common Stock on behalf of the Company, our Officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

We are an "emerging growth company" under applicable United States Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY FIVE MILLION AND N0/100 DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT").

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR SHARES OF CLASS B NON-VOTING COMMON STOCK. THE PURCHASE OF SHARES OF CLASS B NON-VOTING COMMON STOCK BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED.

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST. RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS FROM THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER SHARES OF CLASS B NON-VOTING COMMON STOCK DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AFTER THE INITIAL QUALIFICATION DATE.

The use of projections or forecasts in this Offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our shares of Class B Non-Voting Common Stock.

From the Sale of Shares of Class B Non-Voting Common Stock	Per Share	Proceeds to Us
Public Share Offering Price (1)	$3.00	$75,000,000
Commissions (2)	$0.18	$(4,500,000)
Proceeds to Us Before Expenses (3)	$2.82	$70,500,000

(1) The price per share of Class B Non-Voting Common Stock shown was arbitrarily determined by our Board.

(2) The Company is not using an underwriter for the sale of Shares. These commissions listed are those for Dealmaker Securities LLC, a FINRA/SIPC member broker-dealer ("Broker") and its affiliates, to perform administrative, technology, and marketing related functions in connection with the offering ("Offering"). Broker is entitled to 6.00% on all proceeds from the Offering for potential maximum commissions of $4,500,000. Additionally, the Broker and its affiliates will receive certain other fees and expenses.  The cash commission and certain other fees/expenses in aggregate shall not exceed a maximum compensation limit for this Offering of $4,798,500.  See "Plan of Distribution" for details.

(3) Does not account for the expenses of the Offering. The Company expects that the amount of expenses of the Offering that it will pay will be approximately $200,000, including state Blue Sky filing and regulatory fees.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, investors are encouraged to refer to www.investor.gov.

The date of this Offering Circular is February 22, 2024.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled "Additional Information" below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.buyalerts.com. The contents of our website (other than this Offering Circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

Our Officers and those selling the Securities on our behalf in this Offering will be permitted to make a determination that the purchasers of the Securities in this Offering are "qualified purchasers" in reliance on the information and representations provided by the purchaser regarding the purchaser's financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our shares of Class B Non-Voting Common Stock will be offered and sold only to "qualified purchasers" (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state law "Blue Sky" review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of Class B Non-Voting Common Stock offered hereby are offered and sold only to "qualified purchasers" or at a time when our shares of Class B Non-Voting Common Stock are listed on a national securities exchange. "Qualified purchasers" include:

1. "Accredited Investors" under Rule 501(a) of Regulation D; and

2. All other investors so long as their investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

However, our shares of Class B Non-Voting Common Stock will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the applicable amount), regardless of an investor's status as an "Accredited Investor". Accordingly, we reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A.

To determine whether a potential investor is an "Accredited Investor" for purposes of satisfying one of the tests in the "qualified purchaser" definition, the investor must be a natural person who has:

1. An individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2. Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a "qualified purchaser", annual income and net worth should be calculated as provided in the "Accredited Investor" definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor's home, home furnishings and automobiles.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future.  These statements are based on certain assumptions and analyses made based on our perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate.  There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations.  ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT - ESTIMATES.  CASH FLOW, IF ACHIEVED, WILL BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions that are intended to identify forward-looking statements.  These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.  In evaluating these forward-looking statements each Investor should carefully consider the risks and uncertainties described in this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

● Any of the risk factors identified above;

● Our ability to effectively deploy the proceeds raised in this Offering;

● Our ability to attract investors to purchase shares of Class B Non-Voting Common Stock;

● Changes in economic conditions across the United States;

● Expected rates of return provided to investors;

● The ability of our Officers to manage our operations;

● The quality and performance of receivables;

● Legislative and/or regulatory changes impacting our business and/or our assets (including SEC guidance related to Regulation A or the JOBS Act);

● Our compliance with applicable local, state and federal laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

OFFERING SUMMARY

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular.

Securities Offered by us:

Up to 25,000,000 shares of Class B Non-Voting Common Stock (the "Securities" or "Shares") on a "best efforts" basis to qualified Investors who meet the Investor Suitability Standards as set forth herein.

Offering Price Per Share:	$3.00 per share of Class B Non-Voting Common Stock.

Shares Outstanding Before this Offering:

As of the date of this Offering Circular, there are 50,000,000 shares of Class A Voting Common Stock and 3,158,527 shares of Class B Non-Voting Common Stock issued and outstanding. The Company has not issued any warrants or options. The Company also has SAFEs outstanding which may convert into shares of equity in the Company in the future.

Minimum Number of Shares to Be Sold in this Offering:	A minimum of 100,000 shares of Class B Non-Voting Common Stock must be sold in this Offering (equating to $300,000 in cash proceeds) (the "Minimum Offering Amount").

Shares Outstanding After this Offering:	50,000,000 shares of Class A Voting Common Stock and 28,158,527 shares of Class B Non-Voting Common Stock, assuming the maximum offering of Securities is achieved in this Offering.

Regulation A Tier:	Tier 2.

Manner of Offering:	See section titled "Plan of Distribution."

Investor Suitability Standards:

Accredited Investors pursuant to Rule 501 and non-accredited investors. Pursuant to Rule 251(d)(2)(C), non-accredited investors who are natural persons may only invest the greater of 10% of their annual income or net worth. Non-natural, non-accredited persons may invest up to 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Termination of this Offering:

The Offering will terminate upon the earlier of  (i) such time as all of the Securities have been sold pursuant to this offering circular; (ii) the date that is twelve months from the date that this Offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from investors; or (iii) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of shares of Class B Non-Voting Common Stock in the Offering.

Terms of the Offering:	All subscriptions are irrevocable, subject to acceptance by the Company. We may accept or reject any subscription, in whole or in part, for any reason, in our sole discretion.

Use of Proceeds:

If we receive $75,000,000 of gross proceeds from the sale of our securities under this Offering Circular, we estimate our net proceeds, after deducting estimated expenses, will be approximately $70,350,000. The proceeds of this Offering will be used primarily for operations, marketing, research and product development and general working capital. See "Use of Proceeds."

Risk Factors:

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this summary. These risks include, but are not limited to, the following:

1.The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

2.The Company is controlled by its CEO and Founder. The CEO and Founder is the sole owner of the Class A Voting Common Stock of the Company and will continue to be the controlling shareholder upon completion of the Offering.

3.There is no current market for any of our shares of Class B Non-Voting Common Stock.

Company Information:

Our principal executive offices are located at 701 Brickell Avenue, Suite 1550, Miami, Florida 33131; our telephone number is 786-707-3558; our corporate website is located at www.buyalerts.com. No information found on our website is part of this Offering Circular.

Commissions for Selling Shares:

Shares of Class B Non-Voting Common Stock will be offered and sold directly by the Company and our Officers. No commissions for selling shares of Class B Non-Voting Common Stock will be paid to the Company or our Officers. The Company is not using an underwriter for the sale of shares of Class B Non-Voting Common Stock. The commissions listed are those for Dealmaker Securities LLC, a FINRA broker-dealer ("Broker"). Broker is entitled to 6.00% on all proceeds raised in the Offering for potential maximum commissions of $4,500,000. See "Plan of Distribution" below. While most shares of Class B Non-Voting Common Stock are expected to be offered and sold directly by the Company and our Officers, or through Broker, the Company and our Officers may also, in limited instances, offer and sell shares of Class B Non-Voting Common Stock through the services of other independent broker/dealers who are member firms of the Financial Industry Regulatory Authority ("FINRA").

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in shares of Class B Non-Voting Common Stock and its suitability for such investor.

RISK FACTORS

THE PURCHASE OF SHARES OF CLASS B NON-VOTING COMMON STOCK IS SPECULATIVE AND INVOLVES SUBSTANTIAL RISK. IT IS IMPOSSIBLE TO PREDICT ACCURATELY THE RESULTS TO AN INVESTOR OF AN INVESTMENT IN SHARES OF CLASS B NON-VOTING COMMON STOCK BECAUSE OF THE GENERAL UNCERTAINTIES WE ARE LIKELY TO FACE.

THIS OFFERING CIRCULAR CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS ARE ONLY PREDICTIONS AND ARE NOT GUARANTEES. ACTUAL EVENTS AND RESULTS OF OPERATIONS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE USE OF TERMS SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "COULD," "INTEND," "ANTICIPATE," "PLAN," "ESTIMATE," "BELIEVE," "POTENTIAL," OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN ARE BASED UPON THE COMPANY'S CURRENT EXPECTATIONS, PLANS, ESTIMATES, ASSUMPTIONS AND BELIEFS THAT INVOLVE NUMEROUS RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK FACTORS DISCUSSED BELOW. ANY ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS COULD BE INACCURATE. PURCHASERS OF SHARES OF CLASS B NON-VOTING COMMON STOCK ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, AND SHOULD CONSULT WITH YOUR OWN LEGAL, TAX, AND FINANCIAL ADVISORS WITH RESPECT THERETO. YOU ARE URGED TO READ THIS ENTIRE OFFERING CIRCULAR AND ANY OFFERING CIRCULAR SUPPLEMENTS BEFORE INVESTING IN SHARES OF CLASS B NON-VOTING COMMON STOCK.

Risks Related to the Company's Business and Industry

We have a limited operating history upon which you can evaluate our performance, and accordingly, our prospects must be considered in light of the risks that any new company encounters.

The Company is still in an early phase and we are just beginning to implement our business plan of expanding our offerings and growing our business. Although the Company is profitable, it needs to generate additional revenues to fully implement its business plan.  The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

Failure to manage our growth may adversely affect our business or operations.

We expect to grow our business rapidly over the next several years. This growth will place a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls, build our reporting systems and procedures, and expand and train our workforce. We anticipate that additional investments in operations, marketing, and research and product development will be required to:

  scale our operations and increase productivity;
  address the needs of our clients and partners;

  increase our marketing and sales activities;
  further, develop and enhance our existing products, research, technologies and solutions;
  develop new products, research and technology; and
  expand our markets and opportunity under management, including innovative solutions and into geographic areas.

We cannot assure you that our controls, systems, and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to establish and expand our market presence. Failure to effectively manage growth could result in difficulty or delays in deploying clients, declines in quality or satisfaction of service, increases in costs, and difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

The Company is controlled by the CEO and Founder who exercises voting control.

Edwin Cruz, the CEO and Founder of the Company, is currently the sole owner of the Company's Class A Voting Common Stock and exercises voting control. This concentration of ownership and voting power will continue after the Offering and represents a risk to investors as it places substantial control and decision-making power in a single individual. Despite any fiduciary responsibilities owed to other stockholders under Delaware law, Edwin Cruz's control over significant corporate actions and policies may not align with the interests of other Stockholders.

Investors in the Securities will not have the right to vote on matters requiring Stockholder approval, including the election of directors and significant Company transactions. This lack of voting rights means investors will not have a say in the Company's operational and policy decisions, which will be under the significant influence of Edwin Cruz.

Potential Conflicts of Interest

Edwin Cruz's sole voting control could potentially lead to conflicts of interest. His decisions on various proposals and corporate actions might not always resonate with the preferences and opinions of other investors. For example, the concentration of voting ownership in the hands of Edwin Cruz could obstruct or delay a potential change in the Company's control, deterring possible acquirers from attempting to gain control. This scenario could adversely affect the market price of the Company's shares, negatively impacting the investment value for holders of the Class B Non-Voting Common Stock. In addition, he could use his voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, issue additional securities which may dilute you, repurchase securities of the Company, enter into transactions with related parties or support or reject other management and board proposals. Such conflicts of interest and actions could erode the investment value and diminish the proportional ownership of Investors in the Company, without their ability to influence or prevent such decisions.

The amount of capital the Company is attempting to raise in this Offering may not be enough to sustain the Company's current business plan.

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we may not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause an Investor to lose all or a portion of their investment.

We may face potential difficulties in obtaining capital.

We may have difficulty raising needed capital in the future as a result of, among other factors, the lack of, or reduced, revenues from sales, as well as the inherent business risks associated with the Company and present and future market conditions. Additionally, our future sources of revenue may not be sufficient to meet our future capital requirements. As such, we may require additional funds to execute our business strategy and conduct our operations. If adequate funds are unavailable, we may be required to delay, reduce the scope of or eliminate one or more of our research, development or commercialization programs, product launches or marketing efforts, any of which may materially harm our business, financial condition and results of operations.

We may implement new lines of business or offer new products and services within existing lines of business.

As an early-stage company, we may implement new lines of business at any time. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved, and price and profitability targets may not prove feasible. We may not be successful in introducing new products and services in response to industry trends or developments in technology, or those new products may not achieve market acceptance. As a result, we could lose business, be forced to price products and services on less advantageous terms to retain or attract clients or be subject to cost increases. As a result, our business, financial condition or results of operations may be adversely affected.

We rely on other companies to provide services for our products and our ability to serve our customers could be adversely impacted if such third parties fail to fulfill their obligations, or are unable to effectively manage and minimize errors, failures, interruptions or delays caused by third parties or if our arrangements with them are terminated and suitable replacements cannot be found on commercially reasonable terms or at all.

We depend on third party vendors to meet our contractual obligations to our customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if vendors do not provide the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. Likewise, the quality of our services may be adversely impacted if companies to whom we delegate certain services do not perform to our, and our customers', expectations.

Interruptions or delays in services from third parties, including data center hosting facilities, internet infrastructure, cloud computing platform providers, and other hardware and software vendors, or our inability to adequately plan for and manage service interruptions or infrastructure capacity requirements, could also impair the delivery of our services and harm its business.

We currently serve our customers through the use of third-party hosting facilities and cloud computing platform providers. Damage to, or failure of, these systems, or systems upon which they depend such as internet infrastructure, could cause interruptions in our services. Such interruptions may cause customers to terminate their agreements, and adversely affect our customers and our ability to attract new customers, all of which would reduce our revenue. Our business would also be harmed if our customers and potential customers believe our services are unreliable.

We do not control the operation of third-party facilities, and they may be vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism, and similar misconduct, as well as local administrative actions, changes to legal or permitting requirements, and litigation to stop, limit, or delay operation. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice, or other unanticipated problems at these facilities could result in lengthy interruptions in our services.

Hardware, software, data, and cloud computing systems may not continue to be available at reasonable prices, on commercially reasonable terms, or at all. Any loss of the right to use any hardware, software, or cloud computing systems could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained through purchase or license, and integrated into our service.

Our vendors may also be unable to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we rely on only one or two vendors for a particular service.

We rely on various intellectual property rights in order to operate our business.

The Company relies on certain intellectual property rights, particularly trade secrets, to operate its business. The Company's intellectual property rights are unregistered and may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights. As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our intellectual property rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

The Company's business plan is based on numerous assumptions and projections that may not prove accurate.

The Company's business plan and potential growth is based upon numerous assumptions.  No assurance can be given regarding the attainability of the financial projections.  The Company's ability to adhere to, and implement, its business plan will depend upon the Company's ability to successfully raise funds and a variety of other factors, many of which are beyond the Company's control.  Likewise, management is not bound to follow the business plan and may elect to adopt other strategies based upon unanticipated opportunities, or changes in circumstances or market conditions.  All financial projections contained in the business plan are based entirely upon management's assumptions and projections and should not be considered as a forecast of actual revenues or our liquidity.  Actual operating results may be materially different.

Although the Company believes the assumptions upon which the Company's business and financial projections are based have reasonable bases, the Company cannot offer any assurance that its results of operations and growth will be as contemplated.  If any of the assumptions upon which these opinions and projections are based prove to be inaccurate, including growth of the economy in general and trends in the electric vehicle industry, these opinions and projections could be adversely affected.  Prospective investors should be aware that these opinions and other projections and predictions of future performance, whether included in the business plan, or previously or subsequently communicated to prospective investors, are based on certain assumptions which are highly speculative.  Such projections or opinions are not (and should not be regarded as) a representation or warranty by the Company or any other person that the overall objectives of the Company will ever be achieved or that the Company will ever achieve significant revenues or profitability. These opinions, financial projections, and any other predictions of future performance should not be relied upon by potential investors in making an investment decision in regard to this Offering.

If we are unsuccessful in adding subscribers for our software, or if our clients decrease their level of engagement, our revenue, financial results, and business may be significantly harmed.

We offer software on a subscription basis which is used to assist investors with making real time decisions regarding their investment portfolios. The amount of subscribers for our software and our client's level of engagement will be critical to our success. Our financial performance will be significantly determined by our success in adding, retaining, and engaging active subscribers of our software. If clients do not perceive our software to be useful, reliable, and trustworthy, we may not be able to attract or retain subscribers or otherwise maintain or increase the frequency and duration of their engagement. There is no guarantee that we will not experience an erosion of our active client base or engagement levels in the future.

The Company's success depends on the experience and skill of its executive officers and key personnel.

We are dependent on our executive officers and key personnel. These persons may not devote their full time and attention to the matters of the Company. The loss of all or any of our executive officers and key personnel could harm the Company's business, financial condition, cash flow and results of operations.

Although dependent on certain key personnel, the Company does not have any key person life insurance policies on any such people.

We are dependent on certain key personnel in order to conduct our operations and execute our business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, if any of these personnel die or become disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and our operations. We have no way to guarantee key personnel will stay with the Company, as many states do not enforce non-competition agreements, and therefore acquiring key man insurance will not ameliorate all of the risk of relying on key personnel.

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management and other personnel to develop additional expertise. We face intense competition for personnel, making recruitment time-consuming and expensive. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us, which could further delay or disrupt our product development and growth plans.

We need to rapidly and successfully develop and introduce new products in a competitive, demanding and rapidly changing environment.

To succeed in our intensely competitive industry, we must continually improve, refresh and expand our product and service offerings to include newer features, functionality or solutions, and keep pace with changes in the industry. Shortened product life cycles due to changing customer demands and competitive pressures may impact the pace at which we must introduce new products or implement new functions or solutions. In addition, bringing new products or solutions to the market entails a costly and lengthy process, and requires us to accurately anticipate changing customer needs and trends. We must continue to respond to changing market demands and trends or our business operations may be adversely affected.

The development and commercialization of our products is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing approved products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to set up support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance, and our ability to generate meaningful additional revenues from our products.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depend on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in Internet-related hardware, software, communication, browser, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platform or technologies, or modifications to existing platform or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platform and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for artificial intelligence-based software is not as mature as the market for current widely used software types, and it is uncertain whether our services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of active traders, individual investors and financial advisors to increase their use of artificial intelligence-based services in general, and of our solutions in particular. Many active traders and financial advisors have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to an artificial intelligence-based service. Furthermore, some of our target client base may be reluctant or unwilling to use artificial intelligent based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If our target client base does not perceive the benefits of artificial intelligence-based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our intelligent solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our intelligent solutions over other more traditional software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

The success of our artificial intelligence-based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex, and we will continually evolve new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our clients and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time-consuming and costly. Since our customers use our solutions for important aspects of their business or investment activities, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers' trading results. If that occurs, customers could elect not to continue using our services, or withhold payment to us, or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and

Issues in the use of artificial intelligence (including machine learning) in our platforms may result in reputational harm or liability.

AI is a significant and potentially growing element of our business. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. Further, there is a risk that AI algorithms may be flawed and datasets may be insufficient, of poor quality, or contain biased information. In addition, inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Further, some AI scenarios may present ethical issues. Though our technologies and business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

Industry consolidation may result in increased competition, which could result in a loss of customers or a reduction in revenue.

Some of our competitors have made or may make acquisitions or may enter into partnerships or other strategic relationships to offer more comprehensive services than they individually had offered or achieve greater economies of scale. In addition, new entrants not currently considered to be competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as companies attempt to strengthen or maintain their market positions. The potential entrants may have competitive advantages over us, such as greater name recognition, longer operating histories, more varied services and larger marketing budgets, as well as greater financial, technical and other resources. The companies resulting from combinations or that expand or vertically integrate their business to include the market that we address may create more compelling service offerings and may offer greater pricing flexibility than we can or may engage in business practices that make it more difficult for us to compete effectively, including on the basis of price, sales and marketing programs, technology or service functionality. These pressures could result in a substantial loss of our customers or a reduction in our revenue.

Global crises and geopolitical events, including without limitation, COVID-19, can have a significant effect on our business operations and revenue projections.

A significant outbreak of contagious diseases, such as COVID-19, in the human population could result in a widespread health crisis. Additionally, geopolitical events, such as wars or conflicts, could result in global disruptions to supplies, political uncertainty and displacement. Each of these crises could adversely affect the economies and financial markets of many countries, including the United States where we principally operate, resulting in an economic downturn that could reduce the demand for our products and services and impair our business prospects, including as a result of being unable to raise additional capital on acceptable terms, if at all.

Damage to our reputation could negatively impact our business, financial condition and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets, and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. Information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our business could be negatively impacted by cyber security threats, attacks and other disruptions.

We may face advanced and persistent attacks on our information infrastructure where we manage and store various proprietary information and sensitive/confidential data relating to our operations. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate our network security and misappropriate or compromise our confidential information or that of our customers or other third-parties, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that we produce or procure from third-parties may contain defects in design or manufacture, including "bugs" and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of our information infrastructure systems or any of our data centers as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect our business.

Security breaches of confidential customer information, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that data is critical to us. The information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements and customer and employee expectations or may require significant additional investments or time in order to do so. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, customers' or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings.

The use of individually identifiable data by our business, our business associates and third parties is regulated at the state, federal and international levels.

The regulation of individual data is changing rapidly, and in unpredictable ways. A change in regulation could adversely affect our business, including causing our business model to no longer be viable. Costs associated with information security - such as investment in technology, the costs of compliance with consumer protection laws and costs resulting from consumer fraud - could cause our business and results of operations to suffer materially. Additionally, the success of our online operations depends upon the secure transmission of confidential information over public networks, including the use of cashless payments. The intentional or negligent actions of employees, business associates or third parties may undermine our security measures. As a result, unauthorized parties may obtain access to our data systems and misappropriate confidential data. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other developments will prevent the compromise of our customer transaction processing capabilities and personal data. If any such compromise of our security or the security of information residing with our business associates or third parties were to occur, it could have a material adverse effect on our reputation, operating results and financial condition. Any compromise of our data security may materially increase the costs we incur to protect against such breaches and could subject us to additional legal risk.

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) issuer, the Company is currently not subject to the Sarbanes Oxley Act of 2002, and its financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company's financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company's results of operations.

Changes in federal, state or local laws and government regulation could adversely impact our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. New laws and regulations may impose new and significant disclosure obligations and other operational, marketing and compliance-related obligations and requirements, which may lead to additional costs, risks of non-compliance, and diversion of our management's time and attention from strategic initiatives. Additionally, federal, state and local legislators or regulators may change current laws or regulations which could adversely impact our business. Further, court actions or regulatory proceedings could also change our rights and obligations under applicable federal, state and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could have an adverse impact on our business.

We operate in a highly regulated environment, and if we are found to be in violation of any of the federal, state, or local laws or regulations applicable to us, our business could suffer.

We are also subject to a wide range of federal, state, and local laws and regulations. The violation of these or future requirements or laws and regulations could result in administrative, civil, or criminal sanctions against us, which may include fines, a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business. As a result, we may incur capital and operating expenditures and other costs to comply with these requirements and laws and regulations.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government- imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, increased tax reporting and tax payment requirements for employees who receive tips, a reduction in the number of states that allow tips to be credited toward minimum wage requirements, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Risks Related to the Offering and the Securities

Because no public trading market for your shares of Class B Non-Voting Common Stock currently exists, it will be difficult for you to sell your shares of Class B Non-Voting Common Stock and, if you are able to sell your shares of Class B Non-Voting Common Stock, you will likely sell them at a substantial discount to the Offering price.

There is no public market for our shares of Class B Non-Voting Common Stock. Until our shares of Class B Non-Voting Common Stock are listed, if ever, you may not sell your shares of Class B Non-Voting Common Stock unless the Investor meets the applicable suitability and minimum purchase standards.  It will be difficult for you to redeem and/or sell your shares of Class B Non-Voting Common Stock promptly or at all. If you are able to sell your shares of Class B Non-Voting Common Stock, you would likely have to sell them at a substantial discount to the Offering price. It is also likely that your shares of Class B Non-Voting Common Stock would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares of Class B Non-Voting Common Stock, you should purchase our shares of Class B Non-Voting Common Stock only as a long-term investment and be prepared to hold them for an indefinite period of time.

There is no guarantee of a return on an Investor's investment.

There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Offering Circular and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

There is no present market for the Securities and we have arbitrarily set the price.

The Offering price was not established in a competitive market. We have arbitrarily set the price of the Securities with reference to the general status of the securities market and other relevant factors. The Offering price for the Securities should not be considered an indication of the actual value of the Securities and is not based on our asset value, net worth, revenues or other established criteria of value. Rather, the price of the Securities was derived as a result of internal decisions based upon various factors including prevailing market conditions, the Company's future prospects and needs, research on other companies that have been acquired that is not scientific and is anecdotal only and the Company's capital structure. These prices do not necessarily accurately reflect the actual value of the Securities or the price that may be realized upon disposition of the Securities, or at which the Securities might trade in a marketplace, if one develops. We cannot guarantee that the Securities can be resold at the Offering price or at any other price.

Stockholders may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Stockholders, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Stockholder to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Stockholder's invested capital.

The Securities may be significantly diluted as a consequence of subsequent equity financings.

The Company's equity securities will be subject to dilution. The Company intends to issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence holders of the Securities will be subject to dilution in an unpredictable amount. Such dilution may reduce the Investor's control and economic interests in the Company.

The amount of additional financing needed by the Company will depend upon several contingencies not foreseen at the time of this Offering. Generally, additional financing (whether in the form of loans or the issuance of other securities) will be intended to provide the Company with enough capital to reach the next major corporate milestone. If the funds received in any additional financing are not sufficient to meet the Company's needs, the Company may have to raise additional capital at a price unfavorable to their existing investors, including the holders of the Securities. The availability of capital is at least partially a function of capital market conditions that are beyond the control of the Company. There can be no assurance that the Company will be able to accurately predict the future capital requirements necessary for success or that additional funds will be available from any source. Failure to obtain financing on favorable terms could dilute or otherwise severely impair the value of the Securities.

State and federal securities laws are complex, and the Company could potentially be found to have not complied with all relevant state and federal securities law in prior offerings of securities.

The Company has conducted previous offerings of securities and may not have complied with all relevant state and federal securities laws. If a court or regulatory body with the required jurisdiction ever concluded that the Company may have violated state or federal securities laws, any such violation could result in the Company being required to offer rescission rights to investors in such offering. If such investors exercised their rescission rights, the Company would have to pay to such investors an amount of funds equal to the purchase price paid by such investors plus interest from the date of any such purchase. No assurances can be given the Company will, if it is required to offer such investors a rescission right, have sufficient funds to pay the prior investors the amounts required or that proceeds from this Offering would not be used to pay such amounts.

In addition, if the Company violated federal or state securities laws in connection with a prior offering and/or sale of its securities, federal or state regulators could bring an enforcement, regulatory and/or other legal action against the Company which, among other things, could result in the Company having to pay substantial fines and be prohibited from selling securities in the future.

This Offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our Offering, and we may not raise adequate capital to implement our business strategy.

Our shares of Class B Non-Voting Common Stock will be offered and sold only to "qualified purchasers" (as defined in Regulation A). "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our shares of Class B Non-Voting Common Stock may be sold primarily to those investors that are within the latter category (i.e., investors whose investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the applicable amount), regardless of an investor's status as an "accredited investor".  Therefore, our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have, where the investor base is typically composed of "Accredited Investors".

Our reliance on attracting investors that may not meet the net worth or income requirements of "accredited investors" carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than "accredited investors", which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our goal of raising $75,000,000 in our Offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this Offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

The Securities are offered on a "Best Efforts" basis subject to a minimum amount offered of the Securities and the Company may not raise the maximum amount being offered.

Since the Company is offering the Securities on a "best efforts" basis, there is no assurance that the Company will sell enough Securities to meet its capital needs. If you purchase Securities in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company's working capital needs, which may increase the risk of losing your entire investment. Additionally, alternative sources of funding may not be available to us at what we consider to be a reasonable cost. No assurance can be given to you that any funds will be invested in this Offering other than your own.

The Company's management may have broad discretion in how the Company uses the net proceeds of the Offering.

We intend to use the proceeds for operations, marketing, technology and product development and general working capital. However, the Company's management will have considerable discretion over the use of proceeds from the Offering and could spend the proceeds in ways with which you may not agree. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. You are urged to review the Use of Proceeds in this Offering Circular but to understand that the actual use of the net proceeds of this Offering may vary significantly. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

We do not intend to pay dividends for the foreseeable future.

We do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our capital stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

We may terminate this Offering at any time during the Offering Period.

We reserve the right to terminate this Offering at any time, regardless of the number of shares sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by our Company and no funds will be returned to subscribers.

The aggregate minimum amount offered of the Offering may not be sufficiently high to sufficiently protect investors interest in ensuring minimum investor interest.

Once the prescribed aggregate minimum offering amount of Securities required for the Company to begin accepting and closing sales of Securities is achieved (after confirmation Investors meet the applicable suitability and minimum purchase standards), the proceeds invested will be available for immediate use.  While such a a minimum amount offered is intended to be a protection for investors by ensuring other investors, along with them, are sufficiently interested in the Offering, the Company, and its prospects to make an investment. The minimum amount offered that the Company has determined may not be sufficient, however, to demonstrate such interest and such protection may reduce the intended effectiveness of such protection.

Subject to the sales of Securities equaling or exceeding the minimum amount offered, the proceeds from the Offering will be deposited into the Company's operating account and will not be held in an escrow account.

Once the minimum amount offered has been raised (after confirmation Investors meet the applicable suitability and minimum purchase standards), the proceeds will be received and accessed by the Company as they are invested, and Investors should be aware of the associated risks. The absence of an escrow account means that Investors will not have the added layer of financial protection that such an account provides until the closing of the Offering.

Investors will not have voting rights.

Investors in the Securities will not have the right to vote on matters submitted to a vote of the Stockholders, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. Under the terms of the Securities, Investors will essentially never be able to vote upon any matters of the Company unless otherwise provided for by the Company or by applicable law.

Limited Control of Investors Over Corporate Decisions

The inability to vote on corporate matters may result in decisions that are unfavorable to the holders of the Securities, including issuing additional voting shares or securities convertible into voting shares thereby diluting the economic interest of Investors. Other security holders with voting rights may make decisions that adversely affect the business and, as a consequence, the value of the Securities and the return on investment for investors in the Securities.

Investors will not be entitled to any inspection or information rights other than those required by law.

Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by law. Other security holders of the Company may have such rights. This lack of information could put Investors at a disadvantage in general and with respect to other security holders, including certain security holders who have rights to periodic financial statements and updates from the Company such as quarterly unaudited financials, annual projections and budgets, and monthly progress reports, among other things.

Reduced Influence on Management

The lack of voting rights means that investors in the Securities will have reduced influence over management decisions, strategic direction, and other significant corporate actions. This lack of influence may lead to actions that are not in the best interest of investors, potentially reducing the value of their investment and the potential for future profitability.

The securities in this Offering have no protective provisions.

The Securities in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Securities or as a Stockholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a liquidation event, or change of control for the Company, the Securities being offered do not provide you with any protection.

We will be subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our stockholders will receive less information.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●  Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●  Being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

● Being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. If we elect to take advantage of the benefits of this extended transition period, our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

If we decide to apply for the quotation of our common stock on the OTCQB or OTCQX market, we will be subject to the OTC Market's Reporting Standards, which can be satisfied in a number of ways, including by remaining in compliance with (i) the SEC reporting requirements, if we elect to become a public reporting company under the Exchange Act, or (ii) Regulation A reporting requirements, if we elect not to become a reporting company under the Exchange Act.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our stockholders could receive less information than they might expect to receive from more mature public companies.

YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN SHARES OF CLASS B NON-VOTING COMMON STOCK.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

PLAN OF DISTRIBUTION

The Company is offering up to $75,000,000 of our shares of Class B Non-Voting Common Stock pursuant to this Offering Circular. The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby investors will be directed to www.buyalerts.com to invest. The Company has engaged DealMaker Securities LLC, an independent FINRA broker-dealer to assist with the sale of Securities in exchange for a 6.00% commission fee on all proceeds raised in the Offering. The Offering is conducted on a best-efforts basis. No commissions or any other renumeration for the sale of Securities will be provided to the Company, any Officer, or any employee of the Company, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Exchange Act.

The Company will not accept subscription payments associated with subscription agreements until the Company has raised at least $300,000. At the time the Minimum Offering Amount is met, the Company will accept subscription payments (after confirmation Investors meet the applicable suitability and minimum purchase standards), Class B Non-Voting Common Stock of the Company will be issued, and Investors will become Stockholders of the Company. If the Company does not meet the Minimum Offering Amount within twelve (12) months after commencing this Offering, the Company will cancel this Offering and release all Investors from their investment commitments.

The Offering will terminate upon the earlier of  (i) such time as all of the shares of Class B Non-Voting Common Stock have been sold pursuant to this Offering Circular; (ii) the date that is twelve months from the date that this Offering is qualified by the U.S. Securities and Exchange Commission unless extended by us for an additional ninety (90) days, in our sole discretion, without notice to or consent from Investors; or (iii) the date at which the Offering is earlier terminated by the Company in its sole discretion, which may occur at any time. We reserve the right to terminate the Offering at any time and for any reason, without notice to or consent from any purchaser of the Securities in the Offering.

Once the SEC qualifies this Offering, the Company will be permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet. We plan to create a website dedicated to this Offering and use keywords to ensure top ranking in search engine results. We will also engage in digital marketing primarily through a variety of existing Internet advertising mechanisms, such as adwords and search engine optimization (e.g., placement on Yahoo and Google). Additionally, we will also employ press and public relations and publish content about the Offering. As a result of these efforts, it is anticipated that Internet traffic will arrive at our dedicated Offering website where prospective investors can find additional information regarding this Offering and may initiate a purchase of the shares of Class B Non-Voting Common Stock in compliance with the Subscription Agreement.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company's website, as well as on the SEC's website at www.sec.gov.

In order to subscribe to purchase our shares of Class B Non-Voting Common Stock, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit 4.1, and wire funds for its subscription amount in accordance with the instructions provided therein.

The Subscription Agreement includes a representation by the investor to the effect that, if the Investor is not an "accredited investor" as defined under Securities Act, that such non-accredited investor is investing an amount that does not exceed the greater of 10% of such investor's annual income or 10% of such investor's net worth (excluding principal residence) or, if a non-natural non-accredited person, such amount may not exceed 10% of the greater of their net assets or revenues for the most recently completed fiscal year.

Subscriptions once received and accepted by the Company, are irrevocable. The minimum investment is $750, which represents 250 shares of Class B Non-Voting Common Stock. We reserve the right to accept a lesser amount. We have the sole discretion to reject any subscription. Any rejected subscriptions will be promptly returned without interest thereon or deduction therefrom.

Upon sales from the Offering equal or exceed the Minimum Offering Amount, we intend to have multiple closings until the termination of the Offering Period. The Company may close on investments on a "rolling" basis (so not all Investors will receive their Shares on the same date).

The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use as further described in Use of Proceeds below. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Shares for each closing will be issued to investors within thirty (30) days from Subscription Agreement acceptance.

An Investor will become a Stockholder, including for tax purposes, and the shares of Class B Non-Voting Common Stock will be issued, as of the date of settlement. Settlement will not occur until an Investor's funds have cleared and the Company accepts the Investor as a Stockholder.

We reserve the right to reject any Investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a "qualified purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the Offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The Offering Period will commence upon this Offering Circular being qualified by the SEC.

Compensation Payable to FINRA Members

The Company has engaged DealMaker Securities LLC, an independent FINRA broker-dealer to assist with the sale of Securities in exchange for a 6.00% commission fee on all proceeds raised in the Offering.

The Officers and employees will not be compensated in connection with the sale of securities through this Offering. The Company believes that the Officers and employees are associated persons of the Company not deemed to be brokers under Exchange Act Rule 3a4-1 because: (1) no Officer or employee is subject to a statutory disqualification, as that term is defined in section 3(a)(39) of the Exchange Act at the time of their participation; (2) no Officer or employee will be compensated in connection with his participation by the payment of commissions or by other remuneration based either directly or indirectly on transactions in connection with the sale of securities through this Offering; (3) no Officer or employee is an associated person of a broker or dealer; (4) the Officers and employees primarily perform substantial duties for the Company other than the sale or promotion of securities; (5) no Officer or employee has acted as a broker or dealer within the preceding twelve months of the date of this Offering Circular; and (6) no Officer or employee will participate in selling this Offering after more than twelve months from the Effective Date of the Offering.

The Company has paid Broker and its affiliates an "Advance" of $24,500 for accountable expenses, which are refundable to the extent not incurred. The Advance was paid to Broker and Novation Solutions, Inc. O/A DealMaker ("DealMaker") in exchange for the following services: (1) pre-offering analysis; and (2) pre-offering consulting and infrastructure for self-directed roadshow services. The maximum fees to be paid to Broker for services is $4,517,500 (6.02%).

DealMaker is also entitled to a $2,000 monthly account management fee due on the first month of the Offering after it commences, up to a maximum of $24,000 during the Offering.  There is also a maximum of $6,000 in additional monthly accountable expenses collected prior to the commencement of the Offering for the purpose of maintaining the infrastructure until the Offering has commenced. The maximum fees to be paid to DealMaker for services is $31,000 (.04%).

DealMaker Reach, LLC may also receive up to a maximum of $250,000 of compensation for supplementary marketing services to be authorized on a case-by-case basis by the Company, not having entered a formal agreement for specific marketing services for the Offering. The Company will also publicly market the Offering using general solicitation through methods that include e-mails to potential investors, the internet, social media, and any other means of widespread communication.

The maximum compensation to be paid to Broker and its affiliates is $4,798,500 (6.4%).

Furthermore, the Company will pay Broker $11,750 in corporate filing fees to FINRA.

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the Company's website at www.buyalerts.com and via the EDGAR filing system.

Qualified Purchasers and Blue Sky Laws

Our shares of Class B Non-Voting Common Stock are being offered and sold only to "qualified purchasers" (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering will be exempt from state "Blue Sky" law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of Class B Non-Voting Common Stock offered hereby are offered and sold only to "qualified purchasers." "Qualified purchasers" include: (i) "accredited investors" under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our shares of Class B Non-Voting Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any Investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a "qualified purchaser" for purposes of Regulation A.

Transferability of our shares of Class B Non-Voting Common Stock.

Our shares of Class B Non-Voting Common Stock are generally not freely transferable by Stockholders.  Transfer of shares of Class B Non-Voting Common Stock by Stockholders is restricted by applicable securities laws or regulations.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our shares of Class B Non-Voting Common Stock, these materials will not give a complete understanding of this Offering, us or our shares of Class B Non-Voting Common Stock and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Securities.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an Exhibit to the Offering Circular and be requalified under Rule 252.

Perks

The Company is offering the following Non-Monetary Perks to Investors:

Investment Minimum	Non-Monetary Perk
$10,000 (Limited to first 200 investors)	Receive BuyAlerts memorabilia; Receive quarterly investor updates from the Company Founder and CEO; Private cocktail and charcuterie party with the Company's top investors.
$25,000 (Limited to first 100 investors)

Receive BuyAlerts memorabilia; Receive quarterly investor updates from the Company Founder and CEO; Private cocktail and charcuterie party with the Company's top investors; Private one on one Zoom call with the Company Founder and CEO to discuss growth.

$50,000 (Limited to first 50 investors)

Receive BuyAlerts memorabilia; Receive quarterly investor updates from the Company Founder and CEO; Private cocktail and charcuterie party with the Company's top investors; Private in-person dinner with the Company Founder and CEO and top executives.

USE OF PROCEEDS

The following table sets forth certain information concerning the estimated use of proceeds of the Offering. Many of the amounts set forth below represent the best estimate of the Company since they cannot be precisely calculated at this time.

	Amount of Offering Proceeds
Gross Offering Proceeds	$25,000,000	$50,000,000	$75,000,000
Expenses:
Commissions*	$1,500,000	$3,000,000	$4,500,000
Operations (1)	$4,700,000	$9,400,000	$14,100,000
Sales and Marketing (2)	$4,230,000	$8,460,000	$12,690,000
General Working Capital (3)	$2,350,000	$4,700,000	$7,050,000
Research and Product Development (4)	$3,760,000	$7,520,000	$11,280,000
Capital Expenditures (5)	$2,820,000	$5,640,000	$8,460,000
Recruiting and Hiring (6)	$3,290,000	$6,580,000	$9,870,000
Technology Infrastructure and Licensing	$2,350,000	$4,700,000	$7,050,000
Total Net Offering Proceeds	$23,500,000	$47,000,000	$70,500,000

*The Company is not using an underwriter for the sale of Shares. These commissions listed are those for Broker, a FINRA broker-dealer. Broker is entitled to 6.00% on all proceeds from the Offering.

Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering to adhere to the Company's business plan and liquidity requirements. These are our best estimates of our financial requirements and plans. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business.

(1) These proceeds will be used for operations, such as inventory, operating expenses, engineering contractor invoices and supplies.

(2) These proceeds will be used to attract new customers. We will deploy targeted digital ads and carefully track all of our customer acquisition costs to be below $150 cost per lead.

(3) These proceeds will be used for working capital to assist us in reaching our growth targets.

(4) These proceeds will be used for research and product development, including expansion into mobile applications and other data analytic applications.

(5) These proceeds will be used for establishing new office facilities in different regions.

(6) These proceeds will be used to recruit and hire personnel as we scale and grow the Company.

(7) We will use these proceeds to build out our technology infrastructure and to acquire the necessary technology tools and licenses needed to operate our business.

Proceeds will not be held in an escrow account. If the Minimum Offering Amount of Securities is subscribed for (after confirmation Investors meet the applicable suitability and minimum purchase standards), such investment funds will be deposited into our bank account, allowing us immediate access to the funds for the aforementioned uses.

BUSINESS

The Company

Live Stream Technology Services Inc., known as BuyAlerts, is a software service provider. The Company's software is sold on a subscription basis to assist investors with making real-time decisions regarding their investment portfolios.

The Company was formed in Delaware and is headquartered and qualified to conduct business in Florida. The Company sells its products through the internet and throughout the United States and internationally. The Company's website is https://www.buyalerts.com.

The information available on or through our website is not a part of this Offering Circular. In making an investment decision with respect to our Securities, you should only consider the information contained in this Offering Circular.

Description of the Business

The Company endeavors to spearhead the progression of Artificial Intelligence (AI)-driven investment decision-making tools by empowering a broad spectrum of market participants - from active traders and individual investors to professional financial advisors.  The Company's objective is to facilitate access to top tier industry analysts, extensive and diverse data repositories, and actionable, timely investment insights and trading ideas. This robust suite of resources and tools is meticulously designed to guide our users in making informed and strategic investment decisions.

Top-Tier Analyst Access:

• Connect our subscribers with leading financial analysts for personalized insights.

• Offer forums, webinars, and interactive platforms for knowledge sharing and query resolution.

Extensive Data Repositories:

• Provide a comprehensive database encompassing various market segments and investment vehicles.

• Enable data-driven, researched, and analyzed investment decision-making.

Actionable Investment Insights:

• Deliver real-time, actionable, and data-backed investment insights.

• Facilitate informed decision-making for optimizing investment strategies and portfolio performance.

Real-Time Trading Ideas:

• Generate and share innovative and timely trading ideas based on market trends and analytics.

• Empower clients to capitalize on market opportunities efficiently and effectively.

Business Plan

The Company plans to significantly expand its business by bolstering its operations, increasing marketing, and investing in technology and product development. The capital we raise here will empower us to expand our operations and product development, increase marketing efforts and grow out our infrastructure as we continue to aggressively grow and expand our business.

The Company's Products and/or Services

Product / Service	Description	Current Market
BuyAlerts	Software subscription providing investors with real-time trading signals using live trading rooms and the highest quality artificial intelligence indicators.	For trading professionals seeking to use market data and trends

Competition

The markets in which our products are sold are highly competitive. Our products compete against similar products of many large and small companies, including well-known global competitors.

Our primary competitors are: (i) Gartner, a leading research and advisory company that provides insights, advice, and tools for leaders in IT, finance, HR, customer service, and support; (ii) Forrester, a research and advisory firm that helps businesses navigate changes in technology, markets, and customer behavior; and (iii) IDC, a market research and advisory firm that provides insights and analysis on a wide range of technology-related markets and trends.

Customer Base

Our customer base includes individuals and organizations that are interested in staying up-to-date on the latest developments in technology and its applications. These customers may include technology professionals, IT professionals, students, researchers, educators, and businesses that rely on technology in their operations. They may be interested in purchasing access to online resources, such as articles, videos, and webinars, or subscribing to print or digital publications. They may also be interested in attending conferences and other events organized by the tech information company. The specific customer base of a tech information company will depend on the products and services it offers and the target audience it serves.

Supply Chain

Although the Company is dependent upon certain third-party vendors, the Company has access to alternate service providers in the event its current third-party vendors are unable to provide services or any issues arise with its current vendors where a change is required to be made. The Company does not believe the loss of a current third-party vendor or service provider would cause a major disruption to its business, although it could cause short-term limitations or disruptions.

Intellectual Property

The Company currently does not have any registered patents or trademarks.

All other intellectual property is in the form of trade secrets, business methods and know-how and is protected through intellectual assignment and confidentiality agreements with Company employees, advisors and consultants.

Governmental/Regulatory Approval and Compliance

The Company is subject to and affected by the laws and regulations of U.S. federal, state and local governmental authorities. These laws and regulations are subject to change.

Properties

As of the date of this Offering Circular, the Company does not own real property or business personal property of material significance. The Company leases office space in Miami, FL at 700 Brickell Avenue. The lease ends on April 30, 2025 and does not provide for renewal rights.

MANAGEMENT

The Company's day-to-day operations are managed by the Company's Officers ("Officers").

We rely on our management team to act on our behalf.  The Company believes its management team has the capability to dedicate such time to the affairs of the Company as may be reasonably required.

Name	Position	Age
Officers:
Herman Edwin Cruz	Chief Executive Officer	44
Herman Torres	President of Analytics	59
Directors:
Herman Edwin Cruz	Director	44

Legal Proceedings

From time to time, the Company may be involved in legal proceedings. The results of such legal proceedings and claims cannot be predicted with certainty and, regardless of the outcome, legal proceedings could have an adverse impact on the Company's business plan, because of defense and settlement costs, diversion of resources, and other factors. As of the date of this Offering Circular, the Company is not subject to any material legal proceedings, nor, to the Company's knowledge, are any material legal proceedings pending or threatened against the Company.

We intend to provide such periodic updates electronically at our website at www.buyalerts.com, and documents will be provided electronically and via email. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. We will provide you with paper copies at any time upon request. The contents of our website are not incorporated by reference in or otherwise a part of this Offering Circular.

Indemnification of Officers and Directors

Our Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of our Board members and Officers for the last two completed fiscal years (December 31, 2023 and December 31, 2022, respectively) is as follows:

Name	Title	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Herman Edwin Cruz	CEO and Director	2023	$380,137	$0	$380,137
		2022	$120,000	$0	$120,000
Herman Torres	Officer	2023	$101,000	$0	$101,000
		2022	$84,000	$0	$84,000

Key Man Insurance

We do not have key man insurance on any Officer.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

As of the date of this Offering Circular, the following table sets forth information regarding beneficial ownership of our capital stock by:

●  each person, or group of affiliated persons, known by us to beneficially own 5% or more of our common stock;

● each of our named Officers;

● each of our directors and director nominees; and

● all of our current Officers, directors and director nominees as a group.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Common Stock (including Class A Voting Common-Stock and Class B Non-Voting Common Stock) listed below have sole voting and investment power with respect to the shares shown.

	Pre-Offering			Post-Offering[1]
Name	No. of Shares of Class A Voting Common Stock[2]	No. of Shares of Class B Non- Voting Common Stock	Voting %[2]	No. of Shares of Class A Voting Common Stock[3]	No. of Shares of Class B Non- Voting Common Stock	Voting %[3]
Herman Edwin Cruz	50,000,000	0	100.00%	50,000,000	0	100.00%
Herman Torres	0	0	0%	0	0	0%

(1) Assumes the Company raising the maximum amount of this Offering and none of the above identified beneficial owners purchasing shares of Class B Non-Voting Common Stock in this Offering.

(2) Prior to the Offering, our Officers and director collectively own 50,000,000 shares of Class A Common Stock equating to 100% of the voting shares of Common Stock of the Company.

(3) After the Offering, assuming the Offering is fully subscribed, our Officers and director will collectively own 50,000,000 shares of Class A Common Stock equating to 100% of the voting shares of Common Stock of the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Management's Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in "Risk Factors" and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company's forward-looking statements, and that could materially and adversely affect the Company's business, operating results and financial condition. The Company assumes no obligation to update any of the forward-looking statements included herein.

The Management's Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company intends to raise $75,000,000 in order to pay for the expansion of its business, including operations, marketing, research and product development and general working capital.

Operating History of the Company

The Company has a limited operating history. The Company was profitable during its first year of operation but it may not be profitable on a consistent basis in the future, which may make it difficult for potential investors to evaluate the Company's business and assess the future viability and prospects of the Company.

Emerging Growth Company

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an "emerging growth company" under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

● have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

● comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

● submit certain executive compensation matters to Stockholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

● disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

Revenues:

The Company was formed as a Delaware corporation on April 6, 2022. For fiscal year 2023 the Company has had total net revenues of $4,691,650; while for fiscal year 2022, the Company had total net revenues of $3,660,153.

Operating Expenses:

Operating expenses were $8,439,288 for fiscal year 2023; while they were $2,316,327 for fiscal year 2022.

Net Income:

The Company realized a net loss of $(4,048,455) in fiscal year 2022; while for fiscal year 2022, the Company realized a net profit of $963,196.

Liquidity and Capital Resources:

As of December 31, 2023, the Company had total current assets of $983,451 and current liabilities of $256,039, resulting in accumulated deficit of $(3,105,259) as of December 31, 2023. As of December 31, 2022, the Company had total current assets of $1,199,235 and current liabilities of $256,039, resulting in retained earnings of $943,196.

Capital Expenditures and Other Obligations

We have not incurred capital expenditures since inception in 2022.

Our Plan of Operation

The Company intends to raise $75,000,000 in order to pay for operations, sales and marketing, research and product development, general working capital, capital expenditures, recruiting and hiring and technology infrastructure and licensing.

We can provide no assurances, however, that we will be able to successfully raise sufficient funds in this Offering or through other means. Also, we cannot assure you that we will be able to raise additional capital or debt as and when needed on acceptable terms if at all.

We believe that the actions presently being taken to further implement our business plan and generate revenues, including the financing plans discussed above, will provide the opportunity for us to develop into a successful business operation.

Off-Balance Sheet Arrangements

As of December 31, 2023, we did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. The Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In May 2014, the FASB issued ASU, 2014-09-Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, and further updated through ASU 2016-12, or ASU 2016-12, which amends the existing accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled to when products are transferred to customers. This guidance is effective for annual reporting periods, and interim periods within those years, beginning December 15, 2018 for non-public entities. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 had no material impact on the Company's financial statements and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. As a result, most of the guidance in ASC 718 associated with employee share-based payments, including most requirements related to classification and measurement, applies to nonemployee share-based payment arrangements. This standard is effective beginning in the first quarter of 2019, with early adoption permitted. The adoption of ASU 2018-07 is not expected to have a material effect on the Company's financial statements.

Related Party Disclosure

As of December 31, 2022, the Company paid a cash dividend of $20,000 to Herman Edwin Cruz, the Company's CEO and Co-Founder. As of December 31, 2023, we did not have any other related party disclosures.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a significantly lower cash cost. These initial stakeholders are, in effect, putting their "sweat equity" into the Company. When our Company seeks cash investments from outside investors, like you, the price per share is generally much higher, resulting in immediate dilution of your stake's cash value. This is because all shares have the same value, and you paid more for your shares than earlier investors did. Dilution may also occur if securities are priced above book value or due to expenses incurred in the Offering.

Purchasers of Our Securities

In this Offering, purchasers will experience an immediate dilution of net tangible book value per share from the public offering price.  This dilution represents the difference between the amount per share paid by new investors and the pro forma net tangible book value per share immediately following this Offering.

After giving effect to the sale of our shares in this Offering at an assumed public offering price of $3.00 per share, and after deducting estimated Offering expenses (including commissions paid to Broker), our pro forma net tangible book value as of December 31, 2023 would be $0.03 per share. This assumes the sale of the maximum number of Securities. Assuming the sale of the maximum number of Securities offered resulting in an immediate increase in net tangible book value per share of $0.91 to the existing stockholders and dilution in net tangible book value per share of $2.06 to new investors who purchase shares in the Offering.

The following table sets forth the estimated net tangible book value per share after the Offering and the dilution to persons purchasing shares.

Offering price per share	$3.00
Pro forma net tangible book value per share at December 31, 2023	$0.03
Adjusted pro forma net tangible book value per share after this Offering	$0.94
Increase in pro forma tangible book value per share to the existing Stockholders	$0.91
Dilution in net tangible book value per share to new investors	$2.06

The following table sets forth, assuming the sale of the maximum number of Securities offered for sale in this Offering (after deducting our estimated Offering expenses), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the average price paid per share. As the table shows, new investors purchasing shares may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Shares Purchased				Total Consideration		Avg. Price
	Number of Outstanding Shares	% of Outstanding Shares	Number of Shares on a Fully Diluted, As- Converted Basis	% on Fully Diluted, As- Converted Basis	Amount	%	Per Share (Using Number of Shares on a Fully Diluted, As-Converted Basis)
Class A Voting Common Stock	50,000,000	63.97%	50,000,000	63.97%	$10,000	0.01%	$0.01
Class B Non-Voting Common Stock	3,158,527	4.04%	3,158,527	4.04%	$2,807,388	3.39%	$1.13
Class B Non-Voting Common Stock New Investors	25,000,000	31.99%	25,000,000	31.99%	$75,000,000	96.60%	$3.00
Total	78,158,527	100%	78,158,527	100%	$77,807,388	100%

Understanding Future Dilution

Future issuances of additional shares could dilute existing investors' ownership stakes. Essentially, as more shares are issued, even though the Company's overall value may increase, the percentage ownership by existing investors will diminish. This phenomenon translates into owning a reduced portion of a potentially larger company.

Potential Causes and Types of Dilution

Increased outstanding shares could result from various transactions, including public offerings, crowdfunding rounds, venture capital or angel investment rounds, employees exercising stock options, or conversion of instruments like convertible bonds, preferred shares, or warrants into stock.

Investors should be aware of three main types of dilution:

Value Dilution: The worth of each share may decrease.

Control Dilution: The percentage an investor owns will decrease.

Earnings Dilution: Earning per share may decrease, which is especially relevant if dividends are offered (though early-stage companies often reinvest earnings back into the Company).

The Impact of a "Down Round"

The most detrimental dilution for early-stage investors transpires when the Company opts for a "down round," or selling more shares at a lower valuation compared to earlier offerings. Here's an illustrative scenario:

  June 2022: An investment of $20,000 buys shares representing 2% ownership of a company with a $1 million valuation.
  December 2022: After a successful $5 million venture capital round, that ownership is diluted to 1.3% but its value increases to $200,000.
  June 2023: The Company raises $1 million at a $2 million valuation, diluting the stake to 0.89%, now valued at $26,660.

Convertible Notes/SAFEs and Dilution

Convertible notes or SAFEs can also lead to dilution when they convert into shares. Generally, early-stage companies issue convertible notes or SAFEs that convert into equity at a "discount" in subsequent financing rounds, issuing more shares for the same price to note holders compared to new investors. Additionally, a "price cap" may be instituted, acting as a maximum share price, further enhancing dilution during a "down round."

Important Investor Consideration

If you're investing with the expectation of maintaining a fixed ownership percentage or share value, be aware that dilution can significantly impact these factors. It's crucial to understand how dilution can alter the value of your investment, ownership percentage, voting control, and earnings per share.

DESCRIPTION OF CAPITAL STOCK

General

The Company is offering up to 25,000,000 shares of Class B Non-Voting Common Stock.

The following description summarizes the most important terms of the Company's capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company's Governing Documents, including its Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company's capital stock, you should refer to the Governing Documents and to the applicable provisions of Delaware law.

On February 28, 2023, the Company's board of directors and Stockholder effected a 1 for 5,000 forward stock split and the Company filed an amendment to the Certificate of Incorporation to increase it authorized capital stock from 10,000 shares and to modify its par value per share from $1.00 per share to $0.0001 per share. As a result, the Company's authorized capital stock consisted of 100,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"). On August 28, 2023, the Company filed another amendment to its Certificate of Incorporation to create two classes of Common Stock, one with voting rights and one without. As a result, (i) 75,000,000 shares of Common Stock were designated as Class A Voting Common Stock (the "Class A Voting Common Stock"), and (ii) 25,000,000 shares of Common Stock were designated as Class B Non-Voting Common Stock (the "Class B Non-Voting Common Stock"). All outstanding shares of Common Stock prior to the filing of the amendment to the Certificate of Incorporation were deemed to be outstanding Class A Voting Common Stock as of the effective date of the filing. On November 1, 2023, the Company filed an additional amendment to its Certificate of Incorporation to increase its authorized Common Stock to 150,000,000 shares of Common Stock, of which (i) 75,000,000 shares of Common Stock were designated as Class A Voting Common Stock, and (ii) 75,000,000 shares of Common Stock were designated as Class B Non-Voting Common Stock.

Common Stock

As of the date of this Offering Circular, (i) 50,000,000 shares of our Class A Voting Common Stock and (ii) 3,158,527 shares of our Class B Non-Voting Common Stock are issued and outstanding.  The Company has not issued any stock options or warrants for shares of Class A Voting Common Stock or shares of Class B Non-Voting Common Stock. The Company has an ongoing private placement offering of Class B Non-Voting Common Stock whereby it is seeking to raise up to $10,000,000 from the issuance of up to 6,849,315 shares of Class B Non-Voting Common Stock (inclusive of the outstanding shares noted above).

Voting Rights: Holders of Class A Voting Common Stock shall have one vote per one share of Class A Voting Common Stock.  There is no cumulative voting. Holders of Class B Non-Voting Common Stock shall have no voting rights.

Dividends: The holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board for all Common Stockholders.  The Company does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

Liquidation: In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share in the net assets legally available for distribution to Stockholders after the payment of all debts and other liabilities of the Company.

Transferability: The Company's Common Stock is not generally freely transferable.  Additionally, the Company's Common Stock, including the Class B Non-Voting Common Stock, is not registered under the Securities Act or under the securities law of any state or other jurisdiction.  Shares of the Company's Common Stock are "restricted securities" and may be resold by Stockholders only in compliance with Rule 144 promulgated under the Securities Act. Notwithstanding the foregoing, Common Stock is generally transferable to any one or more members of a class consisting of the Stockholder's spouse, descendants, guardian or conservator, to a trust for the benefit of any one or more members of such class.

In addition to the above, the Company has outstanding $1,504,314 in SAFEs with a valuation cap of $28,000,000. Further, the Company currently has an ongoing Regulation CF offering until April 19, 2024 for which it is offering up to $3,500,000 in SAFEs with a valuation cap of $77,000,000. As of the date of this filing, $806,970 has been committed, including $105,451 that has been funded but remains subject to the execution of definitive documents.

Transfer Agent and Registrar

As of the date of this Offering Circular, we have engaged DealMaker Transfer Agent, LLC in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Exchange Act.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any "unacceptable investor," which means anyone who is:

● a "designated national," "specially designated national," "specially designated terrorist," "specially  designated global terrorist," "foreign terrorist organization," or "blocked person" within the definitions provided under the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

● acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

● within the scope of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

● a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

● designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to any of those described above.

REPORTS

We will furnish the following reports, statements, and tax information to each Stockholder:

Reporting Requirements under Tier II of Regulation A.  Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: (i) an annual report with the SEC on Form 1-K; (ii) a semi-annual report with the SEC on Form 1-SA; (iii) current reports with the SEC on Form 1-U; and (iv) a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports.  As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31, our Board will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the Board, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Board. The Board shall be deemed to have made a report available to each Stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the Stockholders.

Tax Information.  On or before December 31 of the year immediately following our fiscal year, which is currently January 1 through December 31, we will send to each Stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

Stock Certificates.  We do not anticipate issuing stock certificates representing shares purchased in this Offering to the holders of Class B Non-Voting Common Stock. However, we are permitted to issue stock certificates and may do so at the request of our transfer agent. The number of Securities held by each Stockholder, will be maintained by us or our transfer agent in our Company register.

LEGAL MATTERS

We have retained Hess Legal Counsel LLC to advise us in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto. Hess Legal Counsel LLC has not been retained to represent the interests of any Stockholder in connection with this offering. All prospective investors that are evaluating or purchasing shares of Class B Non-Voting Common Stock should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements for the year ended December 31, 2022 included in this Offering Circular have been audited by SetApart Financial Services, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been included in reliance upon the report of such a firm given upon its authority as an expert in accounting and auditing.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of Class B Non-Voting Common Stock who satisfy the "qualified purchaser" standards should proceed as follows:

● Read this entire Offering Circular (including all Exhibits hereto) and any supplements accompanying this Offering Circular.

● Electronically complete and execute a copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit 4.1.

By executing the Subscription Agreement and paying the total purchase price for our shares of Class B Non-Voting Common Stock subscribed for, each investor agrees to accept the terms of the Subscription Agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and for non-accredited investors that such subscription for shares of Class B Non-Voting Common Stock does not exceed ten percent (10%) of the greater of such investor's annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions.  After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions.  Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the shares subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least two hundred fifty (250) shares of Common Stock at a price of $3.00 per share of Class B Non-Voting Common Stock for a minimum investment amount of Seven Hundred Fifty Dollars ($750.00). We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Live Stream Technology Services Inc.

701 Brickell Avenue, Suite 1550

Miami, Florida 33131

Phone: 786-707-3558

Email: ba@buyalerts.com

Within 120 days after the end of each fiscal year we will electronically provide to our Stockholders to record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to Stockholders. The Company does not intend to send paper copies out of its reports unless requested in writing by a Stockholder.

*** End of Document ***

PART II

INDEX TO FINANCIAL STATEMENTS

Live Stream Technology Services Inc.

Unaudited Financial Statements for the Fiscal Year Ended December 31, 2023

Live Stream Technology Services Inc.

Audited Financial Statements for the Fiscal Year Ended December 31, 2022

LIVE STREAM TECHNOLOGY SERVICES, INC.

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2023

(Unaudited)

(Expressed in United States Dollars)

LIVE STREAM TECHNOLOGY SERVICES INC.

BALANCE SHEET

	(Unaudited)	(Audited)
As of December 31,	2023	2022
(USD $ in Dollars)
ASSETS
Non-Current Assets :
Office equipment	$45,202	$-
Total Non-Current Assets :	45,202	-

Current Assets:
Cash & cash equivalents	$834,567	$840,543
Prepaids and other current assets	148,884	358,692
Total current assets	983,451	1,199,235

Total assets	$1,028,653	$1,199,235

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Income tax payable	$256,039	$256,039
Total current liabilities	256,039	256,039

Total liabilities	$256,039	$256,039

STOCKHOLDERS EQUITY
Common Stock	$3,887,873	$10,000
Subscription Receivable	(10,000)	(10,000)
Retained earnings/(Accumulated Deficit)	(3,105,259)	943,196

Total stockholders' equity	$772,614	$943,196

Total liabilities and stockholders' equity	$1,028,653	$1,199,235

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF OPERATIONS

	(Unaudited)	(Audited)
	January 1, 2023 to	April 6, 2022 to
	December 31, 2023	December 31, 2022
(USD $ in Dollars)
Net revenue	$4,691,650	$3,660,153
Cost of services	300,817	133,793
Gross profit	4,390,833	3,526,360

Operating expenses
Sales and marketing	4,547,712	1,884,759
General and administrative	3,891,576	431,568
Total operating expenses	8,439,288	2,316,327

Operating income/(loss)	(4,048,455)	1,210,033

Interest expense	-	-
Other Loss/(Income)	-	(9,202)
Income/(Loss) before provision for income taxes	(4,048,455)	1,219,235
Provision/(Benefit) for income taxes	-	256,039

Net income/(Net Loss)	$(4,048,455)	$963,196

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Subscription	Retained earnings/	Total Shareholders'
	Shares	Amount	Receivable	(Accumulated Deficit)	Equity
Inception date April 6, 2022	-	$-	$-	$-	$-
Issuance of Common Stock	10,000	10,000	(10,000)	-	-
Dividend	-	-	-	(20,000)	(20,000)
Net income/(loss)	-	-	-	963,196	963,196
Balance - December 31, 2022	10,000	$10,000	$(10,000)	$943,196	$943,196
Issuance of Common Stock	2,396,850	2,150,388	-	-	2,150,388
Additional paid-in capital	-	1,727,485	-	-	1,727,485
Dividend	-	-	-	-	-
Net income/(loss)	-	-	-	(4,048,455)	(4,048,455)
Balance-December 31, 2023	2,406,850	$3,887,873	$(10,000)	(3,105,259)	$772,614

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF CASH FLOWS

	(Unaudited)	(Audited)
	January 1, 2023 to	April 6, 2022 to
	December 31, 2023	December 31, 2022
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net (loss)/income	$(4,048,455)	$963,196
Changes in operating assets and liabilities:
Prepaids and other current assets	209,808	(358,692)
Income tax payable	-	256,039
Net cash provided/(used) by operating activities	(3,838,647)	860,543

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(45,202)	-
Net cash provided/(used) in investing activities	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Issuance of Common Stock	2,150,388	-
Additional paid-in capital	1,727,485	-
Dividends paid	-	(20,000)
Net cash provided/(used) by financing activities	3,877,873	(20,000)

Change in cash	(5,976)	840,543
Cash-beginning of year	840,543	-
Cash-end of year	$834,567	$840,543

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$-	$-

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES AND SUPPLEMENTAL DISCLOSURES
Purchase of property and equipment not yet paid for	$-	$-
Issuance of equity in return for note	$-	$-
Issuance of equity in return for accrued payroll and other liabilities	$-	$-

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

1. NATURE OF OPERATIONS

Live Stream Technology Services, Inc. was incorporated on April 6, 2022, in the state of Delaware. The financial statements of Live Stream Technology Services, Inc. (which may be referred to as the "Company", "we", "us", or "our") are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Company's headquarters are located in Miami, Florida.

Live Stream Technology Services Inc. is a software service provider. The software is sold on a subscription basis and is used to assist investors with making real time decisions regarding their investment portfolios.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2023. These financial instruments include cash, accounts payable, and accrued liabilities. Fair values for these items were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company's cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company's cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2023, the Company's cash and cash equivalents exceeded FDIC insured limits by $584,567 (2022: $590,543).

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10- 45-2, the subscription is reclassified as a contra account to stockholders' equity on the balance sheet.

Simple Agreements for Future Equity (SAFEs)

The Company has issued Simple Agreements for Future Equity (SAFEs) as a form of early-stage financing. These instruments provide investors with the right to receive equity in the Company, upon the occurrence of future equity financing events. SAFEs do not bear interest and do not have a maturity date. The conversion conditions are specified in each agreement.

The Company accounts for SAFEs in accordance with U.S. GAAP. Upon issuance, SAFEs are recorded as the cash amount received from investors. These instruments are classified on the Company's balance sheet based on their characteristics as evaluated against the provisions of relevant accounting standards. Currently, the Company classifies SAFEs as equity, reflecting the economic substance of the instrument. SAFEs are measured at their initial value until either conversion into equity occurs or it becomes clear that conversion is unlikely.

As of December 31, 2023, the Company has issued SAFEs totaling $1,727,485. On July 8, 2023, the Company closed a Registration CF offering on Republic, raising $1,470,818 through a Crowd SAFE. Additionally, the Company initiated another Registration CF offering via Deal Maker, aiming to raise up to $3,500,000. The total amount received from these instruments is recorded under "Additional paid-in capital" on the balance sheet, reflecting both concluded and ongoing funding activities.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC 606, revenue from contracts with customers, when delivery of goods is the sole performance obligation in its contracts with customers. The Company typically collects payment upon sale and recognizes the revenue when the item has shipped and has fulfilled its sole performance obligation.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

Revenue recognition, according to Topic 606, is determined using the following steps:

1) Identification of the contract, or contracts, with the customer: the Company determines the existence of a contract with a customer when the contract is mutually approved; the rights of each party in relation to the services to be transferred can be identified, the payment terms for the services can be identified, the customer has the capacity and intention to pay, and the contract has commercial substance.

2) Identification of performance obligations in the contract: performance obligations consist of a promised in a contract (written or oral) with a customer to transfer to the customer either a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

3) Recognition of revenue when, or how, a performance obligation is met: revenues are recognized when or as control of the promised goods or services is transferred to customers.

The Company earns revenue on a subscription basis, from the sale of software that is used by investors with making real time decisions regarding their investment portfolios.

Cost of sales

Costs of sales include payment processing fees and other directly related expenses.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the year ended December 31, 2023, amounted to $4,547,712 (2022: $1,884,759) which is included in sales and marketing expenses.

Income Taxes

Live Stream Technology Services Inc. is a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Subsequent Events

The Company considers events or transactions that occur after the balance sheets date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through January 31, 2024, which is the date the financial statements were issued.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

Recently Issued and Adopted Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance,

(ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

3. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets comprise Merchant Account Receivable which is the unsettled credit cards fees that have yet to be deposited into the Company's account. The fees generally settle in less than 7 days from the day charged to customer's credit card.

4. COMMON STOCK

Between January 1, 2023 and December 31, 2023, the Company raised $2,150,388, via a private Reg D 506(b) offering and in return issued 2,396,850 shares of Class B Non-Voting Common Stock. This offering is ongoing.

On February 28, 2023, the Company's board of directors and shareholders effected a 1 for 5,000 forward stock split and the Company filed an Amended and Restated Certificate of Incorporation to increase it authorized capital stock from 10,000 shares and to modify its par value per share from $1.00 per share to $0.00001 per share. As a result, the Company's authorized capital stock at such time consisted of 100,000,000 shares of common stock, par value $0.00001 per share (the "Common Stock").

On August 28, 2023, the Company filed another amendment to its Certificate of Incorporation to create two classes of Common Stock, one with voting rights and one without. As a result, (i) 75,000,000 shares of Common Stock were designated as Class A Voting Common Stock (the "Class A Voting Common Stock"), and (ii) 25,000,000 shares of Common Stock were designated as Class B Non-Voting Common Stock (the "Class B Non-Voting Common Stock"). All outstanding shares of Common Stock prior to the filing of the amendment to the Certificate of Incorporation were deemed to be outstanding Class A Voting Common Stock as of the effective date of the filing.

On November 1, 2023, the Company filed an additional amendment to its Certificate of Incorporation to increase its authorized Common Stock to 150,000,000 shares of Common Stock, of which (i) 75,000,000 shares of Common Stock were designated as Class A Voting Common Stock, and (ii) 75,000,000 shares of Common Stock were designated as Class B Non-Voting Common Stock.

As of December 31, 2023, the Company had 50,000,000 shares of Class A Voting Common Stock and 2,396,850 shares of Class B Non-Voting Common Stock issued and outstanding.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

5. INCOME TAXES

Income tax expense (benefit) from continuing operations was as follows:

As of Year Ended December 31,	2023	2022

Current:
Federal, state, and local	$-	$256,039
Foreign	-	-
Total	-	256,039

Deferred
Federal, state, and local	-	-
Foreign	-	-
Total non-current expense (benefit)	-	-

Total	$-	$256,039

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not to be sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2023, the Company had no unrecognized tax benefits (2022: Nil).

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2023, the Company had no accrued interest and penalties related to uncertain tax positions (2022: Nil).

6. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently has no lease agreements greater than twelve months and therefore recognizes the lease expense on a straight-line basis over the lease term of twelve months or less. The lease expense was $163,496 for the year ended December 31, 2023 (2022: $29,499)

Contingencies

The Company's operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. The management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2023 and December 31, 2022.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2023 and December 31, 2022, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2023

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2023, through January 31, 2024, which is the issuance date of these financial statements.

The Company has raised $657,000 in 2024 through the date of this report via the ongoing private Reg D 506(b) offering and has issued 761,677 shares of Class B Non-Voting Common Stock.

As of January 31, 2024, the Company has (i) 50,000,000 shares of Class A Voting Common Stock and (ii) 3,158,527 shares of Class B Non-Voting Common Stock are issued and outstanding.

As of January 31, 2024, $188,160 has been committed for the Company's Reg CF offering via Dealmaker.

There have been no other events or transactions during this time which would have a material effect on these financial statements.

LIVE STREAM TECHNOLOGY SERVICES, INC.

FINANCIAL STATEMENTS

FROM INCEPTION (APRIL 6, 2022) YEAR ENDED DECEMBER 31, 2022

(Audited)

(Expressed in United States Dollars)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Live Stream Technology Services, Inc.

Miami, Florida

Opinion

We have audited the financial statements of Technology Holdings North America, Inc. (the "Company,"), which comprise the balance sheet as of December 31, 2022 and the related statement of income, changes in stockholders' equity, and cash flows for the period from Inception (April 20, 2022) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and the result of its operations and its cash flows for the period from Inception (April 6, 2022) to December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for period of twelve months from the end of the year ended December 31, 2022.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.

• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

June 8, 2023

Los Angeles, California

LIVE STREAM TECHNOLOGY SERVICES INC.

BALANCE SHEET

As of December 31,	2022
(USD $ in Dollars)
ASSETS
Current Assets:
Cash & cash equivalents	$840,543
Prepaids and other current assets	358,692
Total current assets	1,199,235

Total assets	$1,199,235

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Income tax payable	$256,039
Total current liabilities	256,039

Total liabilities	$256,039

STOCKHOLDERS EQUITY
Common Stock	10,000
Subscription Receivable	(10,000)
Retained earnings/(Accumulated Deficit)	943,196

Total stockholders' equity	943,196

Total liabilities and stockholders' equity	$1,199,235

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF OPERATIONS

Inception date (April 6, 2022)	December 31, 2022
(USD $ in Dollars)
Net revenue	$3,660,153
Cost of services	133,793
Gross profit	3,526,360

Operating expenses
Sales and marketing	1,884,759
General and administrative	431,568
Total operating expenses	2,316,327

Operating income/(loss)	1,210,033

Interest expense	-
Other Loss/(Income)	(9,202)
Income/(Loss) before provision for income taxes	1,219,235
Provision/(Benefit) for income taxes	256,039

Net income/(Net Loss)	$963,196

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Subscription	Retained earnings/	Total Shareholders'
(in , $US)	Shares	Amount	Receivable	(Accumulated Deficit)	Equity

Inception date April 6, 2022	-	$-	-	$-	$-
Issuance of Common Stock	10,000	10,000	(10,000)	-	-
Dividend	-	-	-	(20,000)	(20,000)
Net income/(loss)	-	-	-	963,196	963,196
Balance-December 31, 2022	10,000	$10,000	$(10,000)	$943,196	$943,196

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC.

STATEMENT OF CASH FLOWS

As of inception (April 6, 2022)	December 31, 2022
(USD $ in Dollars)
CASH FLOW FROM OPERATING ACTIVITIES
Net income/(loss)	$963,196
Changes in operating assets and liabilities:
Prepaids and other current assets	(358,692)
Income tax payable	256,039
Net cash provided/(used) by operating activities	860,543

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	-
Net cash provided/(used) in investing activities	-

CASH FLOW FROM FINANCING ACTIVITIES
Dividends paid	(20,000)
Net cash provided/(used) by financing activities	(20,000)

Change in cash	840,543
Cash-beginning of year	-
Cash-end of year	$840,543

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$-
Cash paid during the year for income taxes	$-

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES AND SUPPLEMENTAL DISCLOSURES
Purchase of property and equipment not yet paid for	$-
Issuance of equity in return for note	$-
Issuance of equity in return for accrued payroll and other liabilities	$-

See accompanying notes to financial statements.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

1. NATURE OF OPERATIONS

Live Stream Technology Services Inc. was incorporated on April 6, 2022, in the state of Delaware. The financial statements of Live Stream Technology Services, Inc. (which may be referred to as the "Company", "we", "us", or "our") are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Company's headquarters are located in Miami, Florida.

Live Stream Technology Services Inc. is a software service provider. The software is sold on a subscription basis and is used to assist investors with making real time decisions regarding their investment portfolios.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("US GAAP"). The Company has adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2022. These financial instruments include cash, accounts payable, and accrued liabilities. Fair values for these items were assumed to approximate carrying values because of their short term in nature or they are payable on demand.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company's cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company's cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2022 the Company's cash and cash equivalents exceeded FDIC insured limits by $590,543.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Subscription Receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivables are not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10- 45-2, the subscription is reclassified as a contra account to stockholders' equity on the balance sheet.

Revenue Recognition

The Company recognizes revenues in accordance with FASB ASC 606, revenue from contracts with customers, when delivery of goods is the sole performance obligation in its contracts with customers. The Company typically collects payment upon sale and recognizes the revenue when the item has shipped and has fulfilled its sole performance obligation.

Revenue recognition, according to Topic 606, is determined using the following steps:

1) Identification of the contract, or contracts, with the customer: the Company determines the existence of a contract with a customer when the contract is mutually approved; the rights of each party in relation to the services to be transferred can be identified, the payment terms for the services can be identified, the customer has the capacity and intention to pay, and the contract has commercial substance.

2) Identification of performance obligations in the contract: performance obligations consist of a promised in a contract (written or oral) with a customer to transfer to the customer either a good or service (or a bundle of goods or services) that is distinct or a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer.

3) Recognition of revenue when, or how, a performance obligation is met: revenues are recognized when or as control of the promised goods or services is transferred to customers.

The Company earns revenue on a subscription basis from the sale of software that is used by investors with making real time decisions regarding their investment portfolios.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

Cost of sales

Costs of sales include payment processing fees and other directly related expenses.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred. Advertising and promotional expenses for the year ended December 31, 2022, amounted to $1,884,759 which is included in sales and marketing expenses.

Income Taxes

Live Stream Technology Services Inc. is a C corporation for income tax purposes. The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The Company records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The Company records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the Company recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The Company recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense.

Subsequent Events

The Company considers events or transactions that occur after the balance sheets date, but prior to the issuance of the financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through June 8, 2023, which is the date the financial statements were issued.

Recently Issued and Adopted Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

3. DETAILS OF CERTAIN ASSETS AND LIABILITIES

Prepaid and other current assets comprise Merchant Account Receivable which is the unsettled credit cards fees that have yet to be deposited into the Company's account. The fees generally settle in less than seven days from the day charged to customer's credit card.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

4. CAPITALIZATION AND EQUITY TRANSACTIONS

Common Stock

The Company is authorized to issue 10,000 shares of Common Stock with a par value of $1. As of December 31, 2022, 10,000 shares have been issued and are outstanding.

5. INCOME TAXES

Income tax expense (benefit) from continuing operations was as follows:

As of Year Ended December 31,	2022

Current:
Federal, state, and local	$256,039
Foreign	-
Total	256,039

Deferred
Federal, state, and local	-
Foreign	-
Total non-current expense (benefit)	-

Total	$256,039

The Company recognizes the impact of a tax position in the financial statements if that position is more likely than not to be sustained on a tax return upon examination by the relevant taxing authority, based on the technical merits of the position. As of December 31, 2022, the Company had no unrecognized tax benefits.

The Company recognizes interest and penalties related to income tax matters in income tax expense. As of December 31, 2022, the Company had no accrued interest and penalties related to uncertain tax positions.

6. RELATED PARTY

As of December 31, 2022 the Company paid a cash dividend to Herman Cruz, CEO, and sole shareholder, of $20,000.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company currently has no lease agreements greater than twelve months and therefore recognizes the lease expense on a straight-line basis over the lease term of twelve months or less. The lease expense was $29,499 for the year ended December 31, 2022.

LIVE STREAM TECHNOLOGY SERVICES INC. NOTES TO FINANCIAL STATEMENTS FOR YEAR ENDED TO DECEMBER 31, 2022

Contingencies

The Company's operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. Management of the Company believes that the Company is in compliance with applicable local and state regulation as of December 31, 2022.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2022, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations.

8. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2022, through June 8, 2023, which is the issuance date of these financial statements.

On February 28, 2023, the Company's board of directors and shareholders effected a 1 for 5,000 forward stock split and the Company filed an Amended and Restated Certificate of Incorporation to increase it authorized capital stock from 10,000 shares and to modify its par value per share from $1.00 per share to $0.00001 per share. As a result, the Company's authorized capital stock now consists of 100,000,000 shares of common stock, par value $0.00001 per share (the "Common Stock"). 50,000,000 shares of Common Stock are currently issued and outstanding.

There have been no other events or transactions during this time which would have a material effect on these financial statements.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit 1.1	Issuer Engagement Form with DealMaker Securities, LLC*
Exhibit 2.1	Certificates of Amendment of Certificate of Incorporation; certificate of Incorporation*
Exhibit 2.2	Bylaws*
Exhibit 4.1	Subscription Agreement*
Exhibit 11.1	Auditor's Consent*
Exhibit 12.1	Opinion of Hess Legal Counsel LLC

*Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in Miami, Florida.

Live Stream Technology Services Inc.

By:	/s/ Herman Edwin Cruz
Name: Herman Edwin Cruz
Title: Chief Executive Officer
Date: February 22, 2024

The following person in his capacity and on the date indicated has signed this Offering Statement.

/s/ Herman Edwin Cruz
Name: Herman Edwin Cruz
Title: Chief Executive Officer, Principal Accounting Officer and Director
Date: February 22, 2024